UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 11, 2005

Greens Worldwide Incorporated

(Exact name of registrant as specified in its charter)

Arizona	000-25025	86-0718104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

346 Woodland Church Road, Hertford, North Carolina 27944

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code 252-264-2064

Item 4.01

Changes in Registrant’s Certifying Accountant

(a)

On November 11, 2005, the Board of Directors of Greens Worldwide Incorporated (“Registrant”), dismissed Hansen, Barnett & Maxwell (“HBM”) as the Registrant’s independent registered public accounting firm, effective immediately.

(b)

HBM’s reports on the Registrant’s financial statements as of and for the years ended December 31, 2004 and 2003 and for the period January 2, 2002 through December 31, 2004 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope, or accounting principles; however each year-end report for years ended December 31, 2004 and 2003 contained a modification paragraph that expressed substantial doubt about the Registrant’s ability to continue as a going concern.

(c)

During the period from January 2, 2002, the date the Registrant engaged HBM, through November 10, 2005, there were no disagreements with HBM on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of HBM, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. None of the reportable events set forth in Item 304(a)(1)(iv)(B) of Regulation S-B occurred within the Registrant’s period nor through November 10, 2005.

(d)

The Registrant has engaged Epstein, Weber & Conover, PLC (“Epstein”) (as of November 10, 2005)  to serve as its independent public accounting firm. During the two years ended December 31, 2004 and through the date hereof, neither the Registrant nor anyone on its behalf consulted Epstein regarding either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, nor has Epstein provided to the Registrant a written report or oral advice regarding such principles or audit opinion.

(e)

The Registrant has requested that HBM furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. Such request was made on November 11, 2005 and a copy of the letter from HBM dated November 11, 2005 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01

Financial Statements and Exhibits

Exhibit Number	Description
16.1	Letter from HBM to the Securities and Exchange Commission, dated November 11, 2005 regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 14, 2005

Greens Worldwide Incorporated

/s/ R. Thomas Kidd

By: ________________________________

R. Thomas Kidd, President & CEO

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